Exhibit 10.68

Execution Version

AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of March 4, 2021, is among BABCOCK & WILCOX ENTERPRISES, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement described below) (in such capacity, the “Administrative Agent”), and each of the Lenders party hereto, for purposes of Sections 1, 2, 5(a), 6, and 8 hereof, acknowledged and agreed by certain Subsidiaries of the Borrower, as Guarantors, and, for purposes of Section 5(b), B. Riley Financial, Inc., as Limited Guarantor.
W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement, dated as of May 14, 2020 (as amended through Amendment No. 1, dated as of October 30, 2020, Amendment No. 2, dated as of February 8, 2021, and from time to time further amended, supplemented, restated, amended and restated or otherwise modified the “Credit Agreement”; capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement (as amended hereby)), pursuant to which the Revolving Credit Lenders have provided the Revolving Credit Facility to the Borrower and the Term Loan Lenders have provided the Term Loan Facility to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders agree to, among other items, (i) permit the prepayment of certain Term Loans, (ii) reduce the Revolving Credit Commitments to $130,000,000 and remove the ability for the Borrower to obtain Revolving Credit Loans under the Credit Agreement and (ii) amend certain covenants and conditions to the extension of credit; and
WHEREAS, the Borrower, the Administrative Agent and the Lenders signatory hereto are willing to effect such amendments on the terms and conditions contained in this Amendment.
NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Amendments to the Credit Agreement.
The Credit Agreement is, effective as of the Amendment No. 3 Effective Date, hereby amended as follows:
(a)Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the following new definitions in the appropriate alphabetical order in Section 1.01:

“Amendment No. 3” means that certain Amendment No. 3, dated as of the Amendment No. 3 Effective Date, by and among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Amendment No. 3 Effective Date” means March 4, 2021, the date on which the conditions precedent to the effectiveness of Amendment No. 3 were satisfied.

“Amendment No. 3 Term Loan Prepayment” means the optional prepayment of up to $75,000,000 of the principal amount of Term Loans by the Borrower on or after the Amendment No. 3 Effective Date but on or prior to March 31, 2021 in accordance with Section 2.05(a)(i).

“Accelerated Automatic Commitment Reduction” has the meaning specified in Section 2.06(a)(iii).

“Lancaster Sale” has the meaning specified in the definition of “Prepayment Event”.

(b)The definition of “Aggregate L/C Sublimit” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
“Aggregate L/C Sublimit” means ~~(x) prior to May 1, 2021, $190,000,000 and (y) thereafter, $175,000,000~~ $130,000,000.
(c)The definition of “Alternative Currency Sublimit” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
“Alternative Currency Sublimit” means ~~an amount equal to the lesser of (i) the Revolving Credit Facility and, (ii) prior to May 1, 2021, $125,000,000, and thereafter, $110,000,000~~ $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.
(d)The definition of “Cashless Term Loan Prepayment” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by deleting the text stricken below to read in its entirety as follows:
“Cashless Term Loan Prepayment” means the deemed optional prepayment of the principal amount of Term Loans by the Borrower pursuant to Section 2.05(a)(i), which prepayments shall be effectuated by the conversion or exchange ~~(x) on or prior to February 28, 2021 (which date, upon written notice to the Administrative Agent, may be extended to permit a shareholder vote with respect to the Borrower, as needed to obtain required regulatory approvals or allow for the expiration of any regulatory waiting period (including under the Hart-Scott-Rodino Act), in each case, as necessary to effectuate all or any portion of such~~

~~conversion or exchange) of Term Loans in an aggregate principal amount deemed purchased not to exceed $50,000,000 into Stock or Stock Equivalents (other than Disqualified Stock) of the Borrower by reducing the principal amount of Term Loans on a dollar for dollar basis based on a price determined by the Borrower and the Team Loan Lenders, which generally will be based on the market price of common stock of the Borrower (or such other price as may be required by the applicable rules and regulations of the NYSE) and/or (y)~~ on or prior to February 17, 2021 of Term Loans in an aggregate principal amount deemed purchased not to exceed $35,000,000 into Notes Indebtedness permitted pursuant to Section 7.01(q) on a dollar-for dollar basis based on the principal amount of such deemed purchased Notes Indebtedness.
(e)The definition of “CIO” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted.
(f)The definition of “Default Rate” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
“Default Rate” means (a) when used with respect to Obligations (including, for the avoidance of doubt, any L/C Borrowing) arising under any Loan Document other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate applicable to Letter of Credit Fees plus 2% per annum.
(g)Clause (a) of the definition of “Prepayment Event” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
(a)     (i) any Asset Sale (other than an Asset Sale (x) permitted by any of Section 7.04(a), (b), (c), (e), (f), (g), (h), (j) or (k) or (y) in connection with the Lancaster Sale (as defined and contemplated in that certain Consent, dated as of December 22, 2020, by and among the Borrower, the Administrative Agent, and the Lenders party thereto) (the “Lancaster Sale”)), (ii) any sale and leaseback transaction (whether or not permitted by Section 7.13) (other than (x) the sale and leaseback of the Power Copley property in accordance with Section 7.13 or (y) in connection with the Lancaster Sale) resulting in aggregate Net Cash Proceeds in excess of $3,000,000 for any single transaction or a series of related transactions or (iii) any Recovery Event; or
(h)The definition of “Repayment Deadline” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted.

(i)The definition of “Restricted Payment” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents (other than Disqualified Stock) or a dividend or distribution payable solely to the Borrower or one or more Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Borrower or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrower or one or more Guarantors, (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt of the Borrower or any other Loan Party, other than any Intercompany Subordinated Debt Payment, COVID-19 Relief Indebtedness permitted under Section 7.01 or any required (in each case) payment, prepayment, redemption, retirement, purchases or other payments, in each case to the extent permitted to be made by the terms of such Subordinated Debt, (d) any payment in connection with matured or drawn obligations with respect to the AECI Letter of Credit or Tranche A-7 Letters of Credit, except in the form of payments or prepayments of Tranche A-5 Term Loans or Tranche A-7 Term Loans, as applicable, in each case subject to the provisions of Article XI and any other subordination terms set forth herein and (e) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Indebtedness, but excluding customary fees payable on the date of incurrence of Notes Indebtedness) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Notes Indebtedness of the Borrower or any other Loan Party, other than, so long as no Event of Default shall have occurred and be continuing on the date of payment thereof, regularly scheduled payments of interest required to be made on any Notes Indebtedness. For the avoidance of doubt, any Cashless Term Loan Prepayment or Amendment No. 3 Term Loan Prepayment (including any payment of outstanding interest on the date of such prepayment) and payments to any Term Loan Lender, in its capacity as such, under the B. Riley Fee Letter shall not be considered “Restricted Payments” under this definition.
(j)The definition of “Revolving Credit Commitment” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirely as follows:

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01 and (b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Amendment No. 3 Effective Date, the aggregate amount of the Revolving Credit Commitments shall equal $130,000,000.
(k)The definition of “Revolving Credit Facility” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
“Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments at such time. As of the Amendment No. 3 ~~Restatement~~ Effective Date, and after giving effect to the Accelerated Automatic Commitment Reduction, the aggregate amount of the Revolving Credit Facility shall equal ~~$326,922,091.95~~ $130,000,000.
(l)The definition of “Revolving Funded Debt Sublimit” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
“Revolving Funded Debt Sublimit” means ~~the lesser of (a) $205,000,000, plus, in each case, the principal amount of Revolving Credit Loans made pursuant to Section 2.03(c)(ii) that have not been repaid, and (b) the Revolving Credit Facility~~ $0. The Revolving Funded Debt Sublimit is part of, and not in addition to, the Revolving Credit Facility. ~~For purposes of this definition of “Revolving Funded Debt Sublimit”, repayments and prepayments of Revolving Credit Loans shall be deemed to be applied, first, to Revolving Credit Loans not made pursuant to Section 2.03(c)(ii) and, second, to Revolving Credit Loans made pursuant to Section 2.03(c)(ii)~~.
(m)The definition of “Term Loan Working Capital Commitment” in Section 1.01 (Defined Terms) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
“Term Loan Working Capital Commitment” means, as to each Tranche A-6 Term Loan Lender, its obligation to make Working Capital Term Loans to the Borrower pursuant to Section 2.01F in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Tranche A-6 Term Loan Lender’s name on Schedule 2.01. As of the ~~Restatement Effective Date~~ Amendment No. 3 Effective Date, the aggregate amount of the Tranche A-6 Term Loan Lenders’ Term Loan Working Capital Commitments shall equal ~~$5,000,000.00~~ $0 as a result of reductions with respect to a Prepayment Event under clause (a)(iii) of the definition thereof.
(n)The definition of “Test Date” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted.
(o)The definition of “Trigger Event” in Section 1.01 (Defined Terms) of the Credit Agreement shall be deleted.
(p)The proviso in clause (b) of Section 2.02 (Borrowings; Conversions; and Continuations of Loans) shall be amended by deleting the text stricken below to read in its entirety as follows:
provided, however, that if on the date a Committed Loan Notice with respect to a Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above ~~and, if such Borrowing includes a Term Loan Borrowing of Working Capital Term Loans, to the extent any Term Loan Borrowing results in a Trigger Event or if a Repayment Deadline exists, proceeds of the applicable Term Loan Borrowing may be applied to the prepayment of Revolving Credit Loans in amounts equal to the excess of the thresholds set forth in the definition of “Trigger Event”~~.
(q)Clause (i) of Section 2.03(c) (Drawings and Reimbursements; Funding of Participations) shall be amended by deleting the text stricken below to read in its entirety as follows:
Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of any draw under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. The Borrower agrees to pay to the L/C Issuer of any Letter of Credit that has been drawn upon the amount of all draws thereunder, in Dollars (or the Dollar Equivalent of such payment if such payment was made in an Alternative Currency), no later than (x) the Business Day on which the L/C Issuer has provided notice thereof to the Borrower if such notice has been provided prior to 11:00 a.m. on such Business Day, or (y) no later than 10:00 a.m. on the next succeeding Business Day after the Borrower receives such notice from such L/C Issuer if such notice is not received prior to 11:00 a.m. on such day (each such date, an “Honor Date”), and such L/C Issuer shall provide prompt notice to the Administrative Agent of such reimbursement. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, such L/C Issuer shall promptly notify the Administrative Agent of the Honor Date and the amount of the unreimbursed drawing (expressed in Dollars in the amount of the

Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the Administrative Agent shall provide such notice, along with the amount of such Lender’s Applicable Percentage thereof, to each Lender. ~~In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Committed Loan Notice).~~ Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(r)Clause (iii) of Section 2.03(c) (Drawings and Reimbursements; Funding of Participations) shall be amended by deleting the text stricken below to read in its entirety as follows:
With respect to any Unreimbursed Amount ~~that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason~~, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount ~~that is not so refinanced~~, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(s)Clause (iv) of Section 2.03(c) (Drawings and Reimbursements; Funding of Participations) shall be amended by deleting the text stricken below to read in its entirety as follows:
Until each Lender funds its ~~Revolving Credit Loan or~~ L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the applicable L/C Issuer.
(t)Clause (v) of Section 2.03(c) (Drawings and Reimbursements; Funding of Participations) shall be amended by deleting the text stricken below to read in its entirety as follows:

Each Lender’s obligation to make ~~Revolving Credit Loans or~~ L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any L/C Issuer, the Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing~~; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Borrower of a Committed Loan Notice)~~. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.
(u)The second sentence in clause (vi) of Section 2.03(c) (Drawings and Reimbursements; Funding of Participations) shall be amended by deleting the text stricken below to read in its entirety as follows:
If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s ~~Revolving Credit Loan included in the relevant Revolving Credit Borrowing or~~ L/C Advance in respect of the relevant L/C Borrowing~~, as the case may be~~.
(v)The first proviso of clause (a)(i) of Section 2.05 (Prepayments) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
provided that (i) such notice must be in a form acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans, (B) on the date of prepayment of Base Rate Loans, (C) five Business Days prior to any date of prepayment of Fixed Rate Loans, other than with respect to the Amendment No. 3 Term Loan Prepayment, and (D) 1 Business Day prior to the date of the Amendment No. 3 Term Loan Prepayment;
(w)The fifth sentence of clause (a)(i) of Section 2.05 (Prepayments) of the Credit Agreement shall be amended by inserting the text underlined below to read in its entirety as follows:
Any Cashless Term Loan Prepayment or the Amendment No. 3 Term Loan Prepayment of a Fixed Rate Loan shall be accompanied by all accrued interest on the amount prepaid to the extent that such interest is permitted to be paid under Section 11.01.

(x)Clause (a)(iii) of Section 2.05 (Prepayments) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
Except as set forth in ~~clause~~ clauses (c) and (d) of Section 11.01 and notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted to prepay the Term Loan Facility (pursuant to Section 2.05(a)(i) or otherwise) until the occurrence of the Revolving Credit Facility Termination Date, provided that the Administrative Agent, in its sole discretion, may permit a prepayment in full of the Term Loan Facility on the Revolving Credit Facility Termination Date, provided further that the Administrative Agent will not release funds paid with respect to the Term Loan Facility to any Term Loan Lender until the Administrative Agent has deemed, in its reasonable discretion, that the Revolving Credit Facility Termination Date has occurred.
(y)Clause (b)(vi) of Section 2.05 (Prepayments) of the Credit Agreement shall be deleted.
(z)Section 2.06(a)(iii) (Automatic) of the Credit Agreement shall be amended by inserting the following sentence to the end of such Section:
Notwithstanding the above, on the Amendment No. 3 Effective Date each of the automatic reductions to the Aggregate Revolving Credit Commitments scheduled to occur after the Amendment No. 3 Effective Date shall be accelerated and occur upon the effectiveness of Amendment No. 3 in lieu of the dates set forth above (the “Accelerated Automatic Commitment Reduction”).
(aa)Clause (iv)(A)(y) of Section 2.09(d) (Existing Credit Agreement Fees) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
(y) upon the scheduled date (disregarding the Accelerated Automatic Commitment Reduction) of each automatic commitment reduction to the Aggregate Revolving Credit Commitments ~~required~~ scheduled under Section 2.06(a)(iii) for which (I) a corresponding amount of proceeds of Scheduled Term Loans are funded pursuant to Section 2.01F substantially contemporaneously therewith and received by the Borrower (or as such funding may be replaced with Net Cash Proceeds of the issuance of Stock or Stock Equivalents of the Borrower or contribution to the equity of the Borrower in accordance with Section 4.05(a)) and (II) no requirement to make any prepayment under Section 2.06(a)(iv) would result from such commitment reduction, an amount equal to 10% of such automatic commitment reduction will be waived on the date thereof; and
(ab)Clause (e) of Section 4.03 (Conditions to Revolving Credit Extensions) of the Credit Agreement shall be deleted.

(ac)The last paragraph of Section 4.03 (Conditions to Revolving Credit Extensions) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower (or with respect to a Letter of Credit Application, any Permitted L/C Party) shall be deemed to be a representation and warranty of the Borrower that the conditions specified in Sections 4.03(a)~~,~~ and (b) ~~and (e)~~ have been satisfied on and as of the date of the applicable Credit Extension.
(ad)The last sentence of Section 6.28 (Consultant) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
To the extent that the Borrower hires professional staff members ~~as mutually agreed to between the CIO and the other members of senior management of the Borrower~~ in respect of its financial planning and analysis functions, upon notice to the Administrative Agent, the Borrower may modify the engagement described under this Section 6.28 (on such terms as may be reasonably acceptable to the Administrative Agent) to permit the ~~CIO~~ Borrower to implement a transition process in respect of such financial planning and analysis functions from the Consultant to such professional staff members.
(ae)Section 6.33 (Chief Implementation Officer) of the Credit Agreement shall be amended and restated in its entirety as [“Reserved”].
(af)Clause (j) of Section 7.08 (Transactions with Affiliates) of the Credit Agreement shall be amended by deleting the text stricken below to read in its entirety as follows:
(j)    any Cashless Term Loan Prepayment, including the incurrence of the Notes Indebtedness ~~and issuance of Stock and Stock Equivalents~~ that is converted or exchanged from Term Loans; and
(ag)Section 8.01(m) (Tranche A-6 Term Loan Fundings) of the Credit Agreement shall be deleted.
(ah)Section 11.01 (Payment Subordination) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
11.01 Payment Subordination. The Term Loan Lenders agree that the Obligations with respect to the Term Loan Facility continue to be expressly subordinate and junior in right of payment to all Obligations with respect to the Revolving Credit Facility (including any interest or entitlement to fees or expenses or other charges with respect to the Revolving Credit Facility accruing after the commencement of any proceeding under any Debtor Relief Law, whether or not such amounts are allowed in any proceeding), except for any payment of (a) any payment expressly permitted to be made prior to the Restatement Effective Date under Section 11.01 of the Existing Credit Agreement, (b) the 2020 Refinancing Term Loan Lender Expenses, (c) Cashless Term Loan Prepayments, (d) the Amendment No. 3 Term Loan Prepayment and (~~d~~e) other than upon and during the continuance of an Event of Default, any interest on the Term Loans due on the applicable Interest Payment Date, the date of the Amendment No. 3 Term Loan Prepayment or on any Cashless Term Loan Prepayment on the date that such prepayment is deemed made, and payments made in lieu of interest pursuant to the B. Riley Fee Letter and any fees paid in connection with the Term Loans pursuant to the B. Riley Fee Letter.
(ai)Clause (a) of Section 11.02 (Turnover) of the Credit Agreement shall be amended by inserting the text underlined below and deleting the text stricken below to read in its entirety as follows:
(a)    Any payment or distribution (whether in cash, property or securities) that may be received by any Term Loan Lender or its Affiliate (including, in each case, in its capacity as a holder of Notes Indebtedness) on account of any Obligations with respect to the Term Loan Facility, the Notes Indebtedness, the B. Riley Fee Letter or the 2020 Refinancing in violation of this Agreement (including Section 7.05) shall be segregated and held in trust and promptly paid over to the Administrate Agent, for the benefit of the Secured Parties, in each case, in the same form as received, with any necessary endorsements, and each of the Term Loan Lenders hereby authorizes the Administrative Agent to make any such endorsements as agent for such Term Loan Lender or its respective Affiliate (in each case, which authorization, being coupled with an interest, is irrevocable). All such payments paid over to the Administrative Agent shall be, as applicable, (i) used to ~~prepay Revolving Credit Loans~~ pay L/C Borrowings and, if the ~~Revolving Credit Loans~~ L/C Borrowings are paid in full, Cash Collateralize Letters of Credit or (ii) applied in accordance with the provisions of Section 8.03. For purposes of this Agreement, each Term Loan Lender agrees that in an any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party of the Borrower, any debt or equity securities issued or to be issued by the reorganized or liquidating Borrower or any reorganized or liquidating Loan Party that is allocated to any Term Loan Lender or Affiliate thereof on account of the Term Loan Facility, the Notes Indebtedness, the B. Riley Fee Letter or the 2020 Refinancing in a plan of reorganization or liquidation shall be deemed to be payments that are subject to the turnover provisions hereunder.
2.Additional Agreements and Acknowledgments
(a)The Borrower agrees to pay, or cause to be paid, to the Administrative Agent in immediately available funds upon the Amendment No. 3 Effective Date, (x) for the account of each Revolving Credit Lender, (i) the amendment and restated fee described in Section 2.09(c)(ii) of the Credit Agreement in the amount of $1,634,610.46, (ii) the “Deferred Facility Fee” (as defined in the Existing Credit Agreement) as described in Section 2.09(d)(i) of the Credit Agreement in the amount of $6,675,103.06, (iii) the “Deferred Ticking Fees” (as defined in the Existing Credit Agreement) described in Section 2.09(d)(iv)(x) of the Credit Agreement in the amount of $6,723,651.61, and (iv) the “Other Amendment Fees” as described in Section 2.09(d)(iv)(y) of the Credit Agreement in the amount of $1,379,348.26, (y) for the account of each Revolving Credit Lender who consented to that certain Amendment No. 6, dated as of April 10, 2018, by and among the Borrower, the Administrative Agent and the Lenders party thereto, and acknowledged and agreed by the Guarantors, the “Amendment No. 6” fees described in Section 2.09(d)(ii) of the Credit Agreement in the amount of $540,000.00 (the payments under clauses (x) and (y) of this Section 2(a), the “Prepaid Deferred Fees”) and (z) for the account of each Revolving Credit Lender, such Revolving Credit Lender’s ratable share of all outstanding deferred (i) interest on Revolving Credit Loans, (ii) Letter of Credit Fees and (iii) commitment fees set forth in Section 2.09 of the Credit Agreement, in each case, accrued from the Restatement Effective Date through and including August 31, 2020 (the payments under clause (z) of this Section 2(a)), the “Prepaid Deferred Interest”).
(b)The Borrower and the other Loan Parties each acknowledge and agree that the breach or failure to comply in any respect with the terms and conditions of this Section 2 shall constitute an immediate Event of Default under Section 8.01 of the Credit Agreement.
3.Effectiveness; Conditions Precedent.
The amendments contained herein shall only be effective upon the satisfaction or waiver of each of the following conditions precedent (the date of satisfaction or waiver, the “Amendment No. 3 Effective Date”):
(a)the Administrative Agent shall have received each of the following documents or instruments in form and substance acceptable to the Administrative Agent:
(i)counterparts of this Amendment executed by the Loan Parties, the Limited Guarantor, the Administrative Agent, the Required Lenders and each Term Loan Lender;
(ii)a certificate of the chief financial officer or treasurer of the Borrower certifying that as of the Amendment No. 3 Effective Date (A) all of the representations and warranties in this Amendment are true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or, to the extent any such representation and warranty is modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date), (B) no Default shall exist, or would result from the occurrence of the Amendment No. 3 Effective Date and (C) since December 31, 2019, there have not occurred any facts, circumstances, changes, developments or events which, individually or in the aggregate, have constituted or would reasonably be expected to result in, a Material Adverse Effect;
(iii)a certificate of the secretary or assistant secretary of each of (i) the Loan Parties that are Domestic Subsidiaries, (ii) the Canadian Guarantor and (iii) Babcock & Wilcox De Monterrey, S.A. DE C.V., certifying and confirming that (i) attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or similar governing body) of each such Loan Party, authorizing the execution, delivery and performance of the Amendment and the Loan Documents to which such Loan Party is a party, or is to be, a party, and that such resolutions have not been amended, rescinded or otherwise modified and are in full force and effect in the form adopted; (ii) a true, correct and complete copy of the certificate of incorporation or certificate of formation (or the equivalent organizational documents) of each such Loan Party, together with any amendments thereto, was previously delivered to the Administrative Agent on May 14, 2020 or is attached thereto, and that the certified charter has not been revoked, amended, rescinded or modified and remains in full force and effect as of the date thereof; (iii) a true, correct, and complete copy of the bylaws, partnership agreement or operation agreement (or the equivalent governing documentation) of each such Loan Party, together with any amendments thereto, was previously delivered to the Administrative Agent on April 10, 2018 or is attached thereto, and that the bylaws have not been revoked, amended, rescinded or modified and remain in full force and effect as of the date hereof; and (iv) attached thereto is a true, correct and complete list of names, offices and true signatures of the duly qualified, acting and elected or appointed officers of each such Loan Party authorized to sign the Amendment and the Loan Documents to which the such Loan Party is, or is to be, a party and the other agreements, instruments and documents to be delivered by such Loan Party pursuant to the Amendment and the Loan Documents;

(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party that are Domestic Subsidiaries that each such Loan Party is validly existing and in good standing in its jurisdiction of organization;
(v)a solvency certificate, executed by a Responsible Officer of the Borrower in form and substance reasonably acceptable to the Administrative Agent, which, among other things, shall certify that the Borrower will be Solvent as of the date hereof;
(vi)satisfactory opinion of King & Spalding LLP, as counsel to the Loan Parties, as to such matters reasonably requested by the Administrative Agent and in form and substance satisfactory to the Administrative Agent;
(vii)an executed perfection certificate for the Borrower and the Domestic Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent as well as any information with respect to intellectual property reasonably requested by the Administrative Agent;
(viii)executed Intellectual Property Security Agreements that the Administrative Agent deems necessary or reasonably desirable in order to perfect or provide notice of the Liens created under the U.S. Collateral Agreement in intellectual property Collateral, in form appropriate for filing with the United States Patent and Trademark Office and the United States Copyright Office; and
(ix)a duly executed assignment of mortgage in favor of the Administrative Agent with respect to that certain Open-End Mortgage, Assignment of Leases, Rents and Security Agreement dated as of November 4, 2020, by ICP Barberton Robinson LLC and Holdings Barberton Robinson, LLC, in favor of The Babcock & Wilcox Company.
(b)there shall be no Revolving Credit Loans outstanding under the Credit Agreement as of the Amendment No. 3 Effective Date;
(c)the Administrative Agent shall have received (i) the Prepaid Deferred Fees and (ii) the Prepaid Deferred Interest;
(d)the Administrative Agent shall have received a prepayment notice in accordance with Section 2.05(a)(i) of the Credit Agreement with respect to each of (i) the Amendment No. 3 Term Loan Prepayment and (ii) any prepayment of the outstanding Revolving Credit Loans, if applicable;
(e)without prejudice to, or limiting the Borrower’s obligations under, Section 10.04 (Expenses; Indemnity; Damage Waiver) of the Credit Agreement, all outstanding fees, costs and expenses due to the Administrative Agent and the Lenders, including on account of Agent’s Legal Advisor and FTI, shall have been paid in full to the extent that the Borrower has received an invoice therefor (with reasonable and customary supporting documentation) at least two Business Days prior to the Amendment No. 3 Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and
(f)each of the representations and warranties made by the Borrower in Section 4 hereof shall be true and correct.
The Administrative Agent agrees that it will, upon the satisfaction or waiver of the conditions contained in this Section 3, promptly provide written notice to the Borrower, and the Lenders of the effectiveness of this Amendment.
4.Representations and Warranties.
In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders, for itself and for each other Loan Party, as follows:
(a)that both immediately prior to and immediately after giving effect to this Amendment, no Default or Event of Default exists;
(b)the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties (i) specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) contain a materiality or Material Adverse Effect qualifier, in which case such representations and warranties shall be true and correct in all respects);
(c)the execution, delivery and performance by the Borrower and the other Loan Parties of this Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company or partnership action, including the consent of shareholders, partners and members where required, do not contravene any Loan Party or any of its Subsidiaries’ respective Constituent Documents, do not violate any Requirement of Law applicable to any Loan Party or any order or decree of any Governmental Authority or arbiter applicable to any Loan Party and do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person in order to be effective and enforceable;
(d)this Amendment has been duly executed and delivered on behalf of the Borrower and the other Loan Parties;

(e)this Amendment constitutes a legal, valid and binding obligation of the Borrower and the other Loan Parties enforceable against the Borrower and the other Loan Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, Debtor Relief Laws or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and
(f)as of the date hereof, all Liens, security interests, assignments and pledges encumbering the Collateral, created pursuant to and/or referred to in the Credit Agreement or the other Loan Documents, are valid, enforceable, duly perfected to the extent required by the Loan Documents, non-avoidable, first priority liens, security interests, assignments and pledges (subject to Liens permitted by Section 7.02 of the Credit Agreement), continue unimpaired, are in full force and effect and secure and shall continue to secure all of the obligations purported to be secured in the respective Security Instruments pursuant to which such Liens were granted.
5.Consent, Acknowledgement and Reaffirmation of Indebtedness and Liens.
(a)By its execution hereof, each Loan Party, in its capacity under each of the Loan Documents to which it is a party (including the capacities of debtor, guarantor, grantor and pledgor, as applicable, and each other similar capacity, if any, in which such party has granted Liens on all or any part of its properties or assets, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby:
(i)expressly consents to the amendments and modifications to the Credit Agreement effected hereby;
(ii)expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which it is a party is, and all of the obligations and liabilities of such Loan Party to the Administrative Agent, the Lenders and each other Secured Party contained in the Loan Documents to which it is a party (in each case, as amended and modified by this Amendment), are and shall continue to be, in full force and effect and are hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Loan Documents;
(iii)to the extent such party has granted Liens or security interests on any of its properties or assets pursuant to any of the Loan Documents to secure the prompt and complete payment, performance and/or observance of all or any part of its Obligations to the Administrative Agent, the Lenders, and/or any other Secured Party, acknowledges, ratifies, remakes, regrants, confirms and reaffirms without condition, all Liens and security interests granted by such Loan Party to the Administrative Agent for their benefit and the benefit of the Lenders, pursuant to the Credit Agreement and the other Loan Documents, and acknowledges and agrees that all of such Liens and security interests are intended and shall be deemed and construed to continue to secure the Obligations under the Loan Documents, as amended, restated, supplemented or otherwise modified and in effect from time to time, including but not limited to, the Loans made by, and Letters of Credit provided by, the Administrative Agent and the Lenders to the Borrower and/or the other Loan Parties under the Credit Agreement, and all extensions renewals, refinancings, amendments or modifications of any of the foregoing;
(iv)agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Loan Documents; and
(v)acknowledges and agrees that: (i) the Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws) or similar term under applicable Debtor Relief Laws and (ii) each grant or perfection of a Lien or security interest on any Collateral provided in connection with Loan Documents, this Amendment and/or any negotiations with the Administrative Agent and/or the Lenders in connection with a “workout” of the Obligations is intended to constitute, and does constitute, a “contemporaneous exchange for new value” (as such term is used in Section 547 of the Bankruptcy Code) or similar concept under applicable Debtor Relief Laws.
(b)By its execution hereof, the Limited Guarantor, in its capacity under the Limited Guarantor, hereby:
(i)expressly consents to the amendments and modifications to the Credit Agreement effected hereby;
(ii)expressly confirms and agrees that, notwithstanding the effectiveness of this Amendment, the Limited Guaranty, is and shall continue to be, in full force and effect and is hereby reaffirmed, ratified and confirmed in all respects and, without limiting the foregoing, agrees to be bound by and abide by and operate and perform under and pursuant to and comply fully with all of the terms, conditions, provisions, agreements, representations, undertakings, warranties, indemnities, guaranties, grants of security interests and covenants contained in the Limited Guaranty; and
(iii)acknowledges and agrees that the Limited Guaranty and any obligations incurred thereunder, have been provided in exchange for “reasonably equivalent value” (as such term is used under the Bankruptcy Code and applicable state fraudulent transfer laws) and “fair consideration” (as such term is used under applicable state fraudulent conveyance laws).
6.Releases; Waivers.
(a)By its execution hereof, each Loan Party (on behalf of itself and its Affiliates) and its successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any Loan Party, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Administrative Agent, the Lenders and each of the other Secured Parties, and the Administrative Agent’s, each Lenders’ and each other Secured Party’s respective successors-in-title, legal representatives and assignees, past, present and future officers, directors, affiliates, shareholders, trustees, agents, employees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter, the “Lender Parties”), from any and all manner of action and actions, cause and causes of action, claims, charges, demands, counterclaims, suits, covenants, controversies, damages, judgments, expenses, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including, without limitation, any so called “lender liability” claims, claims for subordination (whether equitable or otherwise), interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore have accrued against any of the Lender Parties under the Credit

Agreement or any of the other Loan Documents, whether held in a personal or representative capacity, and which are based on any act, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof, in all cases of the foregoing in any way, directly or indirectly arising out of, connected with or relating to the Credit Agreement or any other Loan Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”), in each case, other than Claims arising from Lender Parties’ gross negligence, fraud, or willful misconduct. Each Releasing Party further stipulates and agrees with respect to all Claims, that it hereby waives, to the fullest extent permitted by applicable law, any and all provisions, rights, and benefits conferred by any applicable U.S. federal or state law, or any principle of common law, that would otherwise limit a release or discharge of any unknown Claims pursuant to this Section 6.
(b)By its execution hereof, each Loan Party hereby (i) acknowledges and confirms that there are no existing defenses, claims, subordinations (whether equitable or otherwise), counterclaims or rights of recoupment or setoff against the Administrative Agent, the Lenders or any other Secured Parties in connection with the Obligations or in connection with the negotiation, preparation, execution, performance or any other matters relating to the Credit Agreement, the other Loan Documents or this Amendment and (ii) expressly waives any setoff, counterclaim, recoupment, defense or other right that such Loan Party now has against the Administrative Agent, any Lender or any of their respective affiliates, whether in connection with this Amendment, the Credit Agreement and the other Loan Documents, the transactions contemplated by this Amendment or the Credit Agreement and the Loan Documents, or any agreement or instrument relating thereto.
7.Entire Agreement.
This Amendment, the Credit Agreement (including giving effect to the amendments set forth in Section 1 above), and the other Loan Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or cancelled orally or otherwise, except in writing and in accordance with Section 10.01 of the Credit Agreement.
8.Full Force and Effect of Credit Agreement.
This Amendment is a Loan Document (and the Borrower and the other Loan Parties agree that the “Obligations” secured by the Collateral shall include any and all obligations of the Loan Parties under this Amendment). Except as expressly modified hereby, all terms and provisions of the Credit Agreement and all other Loan Documents remain in full force and effect and nothing contained in this Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Loan Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein. This Amendment shall not constitute a modification of the Credit Agreement or any of the other Loan Documents or a course of dealing with Administrative Agent or the Lenders at variance with the Credit Agreement or the other Loan Documents such as to require further notice by Administrative Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except in each case as expressly set forth herein. The Borrower acknowledges and expressly agrees that Administrative Agent and the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents (subject to any qualifications set forth therein), as amended herein.
9.Counterparts; Effectiveness.
This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 3 above, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, electronic email or other electronic imaging means (e.g., “pdf” or “tif”), including DocuSign, shall be effective as delivery of a manually executed counterpart of this Amendment.
10.Governing Law; Jurisdiction; Waiver of Jury Trial.

THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 10.04, 10.14 and 10.15 of the Credit Agreement are hereby incorporated herein by this reference.
11.Severability.
If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavour in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
12.References.
All references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference to the “Credit Agreement”, (or the defined term “Agreement”, “thereunder”, “thereof” of words of like import referring to the Credit Agreement) in the other Loan Documents shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the amendments contained in this Amendment.
13.Successors and Assigns.
This Amendment shall be binding upon the Borrower, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders and the Administrative Agent and the respective successors and assigns of the Borrower, the Lenders and the Administrative Agent.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
BABCOCK & WILCOX ENTERPRISES, INC.

By: _______________________________________
Name:
Title:

Acknowledged and Agreed for purposes of Sections 1, 2, 5(a), 6 and 8 of the Amendment:

Americon Equipment Services, Inc.
Americon, LLC
Babcock & Wilcox Construction Co., LLC
Babcock & Wilcox Ebensburg Power, LLC
Babcock & Wilcox Equity Investments, LLC
Babcock & Wilcox Holdings, LLC
Babcock & Wilcox India Holdings, Inc.
Babcock & Wilcox International Sales and Service Corporation
Babcock & Wilcox International, Inc.
BABCOCK & WILCOX CANADA CORP.
Babcock & Wilcox SPIG, Inc.
Babcock & Wilcox Technology, LLC
babcock & wilcox DE mONTERREY, S.A. de c.v.
Delta Power Services, LLC
Diamond Operating Co., Inc.
Diamond Power Australia Holdings, Inc.
                Diamond Power China Holdings, Inc.
Diamond Power Equity Investments, Inc.
Diamond Power International, LLC
Ebensburg Energy, LLC
O&M Holding Company
Power Systems Operations, Inc.
SOFCo EFS Holdings LLC
The Babcock & Wilcox Company

By: __________________________________________
Name:

Title:

EBENSBURG INVESTORS LIMITED PARTNERSHIP

By: BABCOCK & WILCOX EBENSBURG POWER, LLC, as General Partner

By: __________________________________________
Name:
Title:

Acknowledged and Agreed for purposes of Section 5(b) of the Amendment:

B. RILEY FINANCIAL, inc.

By:
    Name:
Title:

Administrative Agent:

BANK OF AMERICA, N.A., as Administrative Agent

By:_________________________
Name:
Title:

Lenders:

BANK OF AMERICA, N.A., as Lender and Swing Line Lender

By:_________________________
Name:
Title:

B. RILEY FINANCIAL, INC., as Lender

By:_________________________
Name:
Title:

___________________________, as Lender

By:_________________________
Name:
Title:

___________________________, as Lender

By:_________________________
Name:
Title:
By:_________________________
Name:
Title: